UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2006

RITA Medical Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30959	94-3199149
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46421 Landing Parkway, Fremont CA 94538
(Address of Principal Executive Offices) (Zip Code)

(510) 771-0400
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 - Entry into a Material Definitive Agreement.

On November 28, 2006, RITA Medical Systems, Inc., a Delaware corporation (“RITA”), and AngioDynamics, Inc. (“AngioDynamics”) announced the execution of an Agreement and Plan of Merger, dated as of November 27, 2006 (the "Merger Agreement"), by and among AngioDynamics, Royal I, LLC, a Delaware limited liability company and wholly owned subsidiary of AngioDynamics (“Merger Sub”), and RITA, pursuant to which AngioDynamics will acquire RITA. The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, RITA will merge with and into Merger Sub, with Merger Sub continuing as the surviving corporation and a wholly owned subsidiary of AngioDynamics.

At the effective time and a result of the merger, each share of common stock of RITA, par value $0.001 per share, then issued and outstanding, will be converted into the right to receive (i) 0.1722 shares of common stock of AngioDynamics, par value $0.01 per share, and (ii) an amount of cash based on the average closing price of AngioDynamics’ common stock during the 10 trading day period ending three trading days prior to RITA’s stockholder meeting to approve and adopt the Merger Agreement (the “AngioDynamics Stock Price”). If the AngioDynamics Stock Price is within the range of $18.18 to $27.29, then RITA's stockholders will receive, for each share of RITA common stock that they own, the per share stock consideration and an amount of cash equal to $4.70 less the value, based on the AngioDynamics Stock Price, of the per share stock consideration. If the AngioDynamics Stock Price is less than $18.18, then RITA's stockholders will receive, for each share of RITA common stock that they own, the per share stock consideration and an amount of cash equal to $1.57.

Consummation of the transactions contemplated by the Merger Agreement is conditioned upon, among other things, (1) approval of the Merger Agreement by the stockholders of RITA and approval of the issuance of common stock of AngioDynamics in connection with the merger by the stockholders of AngioDynamics, (2) the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (3) the effectiveness of a registration statement relating to the shares of common stock of AngioDynamics to be issued in the merger. It is anticipated that the transaction will be completed during the first quarter of 2007.

The Merger Agreement contains customary representations and warranties by RITA, AngioDynamics and Merger Sub. The Merger Agreement also contains customary covenants and agreements, including with respect to the operation of the business of RITA and its subsidiaries between signing and closing, restrictions on solicitation of proposals with respect to alternative transactions, governmental filings and approvals, public disclosures and similar matters.

The Merger Agreement contains certain termination rights for both RITA and AngioDynamics, and further provides that, upon termination of the Merger Agreement under certain circumstances, RITA may be obligated to pay AngioDynamics a termination fee of $8 million.

The Merger Agreement is included herein as Exhibit 2.1 and is incorporated herein by reference. The forgoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to such document.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about RITA, AngioDynamics or Merger Sub. As described above, the Merger Agreement contains representations and warranties of each of RITA, AngioDynamics and Merger Sub made to the other parties to the Merger Agreement. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, investors should not rely on the representations or warranties as characterizations of the actual state of facts at the time they were made or otherwise.

On November 28, 2006, AngioDynamics and RITA issued a joint press release announcing that AngioDynamics, Merger Sub and RITA had entered into the Merger Agreement. The joint press release of AngioDynamics and RITA announcing the execution of the Merger Agreement is attached to this report as Exhibit 99.1.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, RITA and AngioDynamics intend to file relevant materials with the Securities and Exchange Commission (SEC), including a registration statement on Form S-4 that will contain a prospectus and a joint proxy statement. INVESTORS AND SECURITY HOLDERS OF ANGIODYNAMICS AND RITA ARE URGED TO READ THE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANGIODYNAMICS, RITA AND THE PROPOSED MERGER. The proxy statement, prospectus and other relevant materials (when they become available), and any other documents filed by AngioDynamics or RITA with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by AngioDynamics or RITA by directing a written request to: AngioDynamics, Inc., 603 Queensbury Avenue, Queensbury, New York 12804, Attention: Chief Financial Officer or RITA Medical Systems, Inc., 46421 Landing Parkway, Fremont, California 94538, Attention: Corporate Secretary. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger.

AngioDynamics, RITA and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of RITA and AngioDynamics in connection with the proposed merger. Information about those executive officers and directors of AngioDynamics and their ownership of common stock of AngioDynamics is set forth in AngioDynamics’ Form 10-K for the fiscal year ended June 3, 2006 (the “AngioDynamics’ 2006 10-K”), and the proxy statement for AngioDynamics’ 2006 Annual Meeting of Stockholders, which was filed with the SEC on September 22, 2006. Information about the executive officers and directors of RITA and their ownership of RITA common stock is set forth in the proxy statement for RITA's 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2006. Investors and security holders may obtain additional information regarding the direct and indirect interests of AngioDynamics, RITA and their respective executive officers and directors in the proposed merger by reading the proxy statement and prospectus regarding the proposed merger when it becomes available.

Forward-Looking Statements

This document and its attachments include “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Investors can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “predict,” “project,” “might,” “expect,” “believe,” “anticipate,” “plan,” “intend,” "potential," “could,” “would,” "should," “estimate,” “seek,” “continue,” “pursue,” or “our future success depends,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, strategies, future performance, future financial results of AngioDynamics and RITA and the proposed merger. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance or results of AngioDynamics and RITA may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors as well as other factors described from time to time in AngioDynamics’ and RITA’s reports filed with the SEC, including AngioDynamics’ 2006 10-K and RITA’s Form 10-K for the year ended December 31, 2005: financial community and rating agency perceptions of AngioDynamics and RITA; the effects of economic, credit and capital market conditions on the economy in general, and on medical device companies in particular; the ability to timely and cost-effectively integrate RITA into AngioDynamics’ operations; domestic and foreign health care reforms and governmental laws and regulations; third-party relations and approvals, technological advances and patents attained by competitors; and challenges inherent in new product development, including obtaining regulatory approvals.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. AngioDynamics and RITA disclaim any obligation to update the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this document.

Item 9.01 - Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of November 27, 2006, by and among AngioDynamics, Inc., Royal I, LLC and RITA Medical Systems, Inc. (certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the SEC upon request) (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by AngioDynamics, Inc. with the SEC on November 28, 2006).

99.1	Press Release dated November 28, 2006 (incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K filed by AngioDynamics, Inc. with the SEC on November 28, 2006).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITA MEDICAL SYSTEMS, INC. (Registrant)

Date: November 28, 2006	By:	/s/ Michael D. Angel
Michael D. Angel
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of November 27, 2006, by and among AngioDynamics, Inc., Royal I, LLC and RITA Medical Systems, Inc. (certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the SEC upon request) (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by AngioDynamics, Inc. with the SEC on November 28, 2006).

99.1	Press Release dated November 28, 2006 (incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K filed by AngioDynamics, Inc. with the SEC on November 28, 2006).